UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/07/2005

OCTEL CORP.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13879

Delaware	98-0181725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

PO Box 17, Ellesmere Port, Cheshire, CH65 4HF
(Address of principal executive offices, including zip code)

011 44 151 355 3611
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

The information set forth in Item 5.02 relating to the terms of a fixed term agreement concerning the employment of James F Lawler dated December 7, 2005 ("the Agreement") is hereby incorporated by reference.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 4, 2005 the Company issued a press release announcing that James F Lawler had been appointed Executive Vice President and Chief Financial Officer of the Company with effect from August 1, 2005.

On December 7, 2005 the Company entered into the Agreement which specifies that Mr Lawler will serve until January 31, 2007 at an annualised base salary of GBP345,000 which sum is inclusive of all benefits. In addition, Mr Lawler can earn a target bonus of $100,000 subject to achievement of Company and personal targets. The Agreement can be terminated by either party giving not less than six months' prior written notice.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCTEL CORP.

Date: December 07, 2005	By:	/s/ Andrew Hartley
Andrew Hartley
General Counsel and Corporate Secretary